UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   November 26, 2007

Datawatch Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19960	02-0405716
(Commission File Number)	(IRS Employer Identification No.)

Quorum Office Park 271 Mill Road Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

(978) 441-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On November 27, 2007, Datawatch Corporation (the “Company”) issued a press release regarding its financial results for its quarter and fiscal year ended September 30, 2007.  A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Item 2.02, including in Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 26, 2007, the Board of Directors of the Company approved discretionary bonus payments to executive officers of the Company.  The bonus payments were for fiscal year 2007, which ended on September 30, 2007.  The bonuses for executive officers were as follows:

Name and Title	Bonus
Robert W. Hagger President and Chief Executive Officer	$153,000

Ken Bero Chief Operating Officer	$81,000

John H. Kitchen Senior Vice President, Server and Desktop Solutions	$54,000

Murray Fish Chief Financial Officer	$14,000

The Compensation and Stock Committee of the Board of Directors (the “Committee”) also approved a fiscal 2008 Corporate Officers Compensation Plan, which provides that up to 15% of the Company’s net income (before the grant of any awards) is to be available in the aggregate for bonus payments to the Company’s executive officers at the end of the 2008 fiscal year.  The Committee will have the final authority to determine whether any bonuses are paid and if so, the amount of such bonuses.  The Committee reserves the right to make adjustments to the plan at any time.  At the Committee’s discretion, amounts intended for the bonus pool may be accrued at the end of each fiscal quarter, but no amounts will be awarded until the results for the 2008 fiscal year are available.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

The following Exhibit is filed as part of this report:

Exhibit No.	Description

99.1	Press Release dated November 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWATCH CORPORATION

Date: November 27, 2007
By: /s/ Robert W. Hagger
Name: Robert W. Hagger
Title: President and Chief Executive Officer